Exhibit 10.28.3

THIRD AMENDMENT

TO THE

COVENTRY HEALTH CARE, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Coventry Health Care, Inc. (the “Company”) maintains the Coventry Health Care, Inc. Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company may amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan, effective as provided below.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as provided below:

1.            The name of the Plan is changed to “The Coventry Health Care, Inc. 401(k) Restoration and Deferred Compensation Plan,” effective as of December 1, 2006.

2.            Article IX of the Plan is amended, effective December 22, 2006, to read as follows:

“ARTICLE IX.

AMENDMENT, MERGER AND TERMINATION OF PLAN

9.1	Amendment of Plan

The Corporation, by action of its Chief Executive Officer, may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict any Deferred Compensation Account maintained pursuant to any existing Deferred Compensation Agreement under the Plan.

9.2	Merger of Plan

The Corporation, by action of its Chief Executive Officer, may at any time merge the Plan and its related Trust with another non-qualified plan maintained by the Employer or any member of a controlled group of corporations as defined in Code Section 1563 or a member of an affiliated service group as defined under Code Section 414(m).

9.3	Termination of Plan

The Corporation, by action of the Compensation Committee of the Board, may at any time terminate the Plan with respect to new deferral elections, as to any Eligible Employee or in its entirety if, in the judgment of the Compensation Committee of the Board, the tax, accounting, or other effect of the continuance of the Plan, or any potential payment thereunder would not be in the best interest of the Employer. If the Plan is terminated in its entirety or as to any Eligible Employee, each affected Participant shall be 100% vested in the value of his Deferred Compensation Account.

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Upon such termination, each Participant will receive the value of his Deferred Compensation Account in the form of a lump-sum payment to be made no later than 120 days following the termination date.”

3.	Except as provided above, the Plan remains in full force and effect.

The Company has caused this amendment to the Plan to be executed by its duly authorized officer this 24th day of January, 2007.

COVENTRY HEALTH CARE, INC.

By: /s/ Dale B. Wolf
Title: Chief Executive Officer

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